                                                                   EXHIBIT 10.54

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
                          Asterisks denote omissions.


Riverview MSA


                          MANAGEMENT SERVICES AGREEMENT
                          -----------------------------

                                  INTRODUCTION

THIS AGREEMENT is entered into on January 18, 1999 between ICT GROUP Inc. ("SUPPLIER"), 800 Town Center Drive, Langhorne, PA, 19047-1748 and Cellular Express, Inc., d/b/a Boston Communications Group ("BUYER"), 100 Sylvan Road, Suite 100, Woburn, MA 01801.

                                   BACKGROUND

SUPPLIER is in the business of providing call center services to the business community. SUPPLIER and BUYER desire to enter into this Agreement pursuant to which, SUPPLIER will plan, manage, operate and handle calls for BUYER within SUPPLIER's Riverview, New Brunswick, Canada call center in accordance with the terms and conditions of the Agreement.

                              TERMS AND CONDITIONS

SECTION 1. SERVICE

1.1 Included Services. In consideration of the payment by BUYER to SUPPLIER of the amounts due under this Agreement, SUPPLIER agrees that it will furnish the BUYER with the specific Scope of Services described in Exhibit A and the specific Service Levels described in Exhibit B. A separate Scope of Services
                                         ----------
    [Exhibit "A"], Service Level [Exhibit "B"] and Pricing [Exhibit "C"] document will be created for each BUYER [or Client of BUYER] program supported by SUPPLIER.

1.2 Supplemental Services, SUPPLIER may provide Supplemental Services, subject to the availability and expertise of SUPPLIER personnel, at such additional cost for such Supplemental Services as agreed by both parties. Any Supplemental Services shall be provided in accordance with the terms and conditions of this Agreement and shall be pursuant to an approved Service Enhancement Request (see Section 10).

SECTION 2. CERTAIN BUYER OBLIGATIONS

2.1 In order for SUPPLIER to perform its obligations hereunder, BUYER agrees to use its best efforts to keep its Information current and its Telecommunications Equipment operational at all times. Equipment failure will negatively impact performance and Service Levels. SUPPLIER shall not be liable to BUYER for any failure or delay in furnishing BUYER with the Services at specified Service Levels to the extent that such failure is attributable to a failure of BUYER's equipment,

2.2 Upon SUPPLIER's reasonable request, BUYER agrees to make its personnel, including appropriate professional personnel, administrative personnel and other employees, reasonably

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     available for consultation at mutually convenient times and places in order to assist SUPPLIER to perform its own obligations under this Agreement.

SECTION 3. TERM

3.1 Subject to Section 14 "Termination," the initial term of this Agreement shall commence on January 18, 1999 (effective date) and continue through January 18, 2004 [the "Initial Term"].

3.2 Each individual program covered under the terms and conditions of this Agreement will be detailed in a unique set of Exhibits, attached hereto, which may contain unique term provisions.

3.3 This Agreement shall automatically renew for a period of one (1) year after the end of the Initial Tern and from year to year thereafter unless prior written notification is provided to either party 180 days prior to expiration of the Initial Term or any renewal Term.

SECTION 4. QUALITY ASSURANCE

4.1 SUPPLIER agrees to use its best efforts at all times to provide prompt and efficient service as described in Exhibit "A".

4.2 A comprehensive system of observation and monitoring of all activities will be employed. SUPPLIER's ACD will provide BUYER with silent monitoring of phone presentations from the BUYER's location or on SUPPLIER's premises as requested by BUYER. SUPPLIER shall advise all people to be monitored that they are subject to silent and other monitoring during work.

4.3 Pending renewal of BUYER's contract with CANTEL on or before December 31, 1999 [or replacement with comparable volume business], and subsequently BUYER's contract with SUPPLER to handle said business, SUPPLIER will, after January 1, 2000, purchase and install the "NICE Universe version 4" quality monitoring system, identified in Systems Platform & Network Arrangements - Exhibit "E", as requested by BUYER

SECTION 5. CONFIDENTIALITY

5.1 Confidential Information Defined

    As used in this Agreement, "Confidential Information" means all information of the BUYER or SUPPLIER [the party or parties] that is not generally known to the public, whether of a technical, business or other nature (including, without limitation, trade secrets, know-how and information relating to the technology, customers, business plans, promotional and marketing activities, finances and other business affairs), that is disclosed by either party to the other and that has been identified as being proprietary and/or confidential. Without limitation, all references in any form or medium whatsoever to Subscriber's (i) name, address, phone number (11) account balances, (ill) call records, (iv) transaction records, or (v) other information is and shall remain BUYER Confidential Information.

5.2 Prohibition on Disclosure and Use
    Except as expressly provided in this Agreement, neither party shall disclose Confidential Information to anyone without the other party's prior written consent. Neither party shall use, or permit others to

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     use, the other party's Confidential Information for any purpose other than the performance of this Agreement. Both parties shall take all reasonable measures to avoid unauthorized disclosures, dissemination, or use of Confidential Information, including, at a minimum, those measures it takes to protect its own confidential information of a similar nature.

5.3  Restrictions on Personnel
     Both parties shall restrict the possession, knowledge, development, and use of Confidential Information to its employees, agents, subcontractors, and entities controlled by it (collectively, "Personnel") who have a need to know Confidential Information in connection with the performance of this Agreement. Each party's Personnel shall have access only to the Confidential Information they need for such purpose. Each party shall ensure that its Personnel comply with this Agreement.

5.4  Disclosure to Governmental Authority
     If either party becomes legally obligated to disclose Confidential Information to any governmental entity with jurisdiction over it, it shall give the other party prompt written notice to allow that party to seek a protective order or other appropriate remedy. The obligated party shall disclose only such information as is legally required and shall use its reasonable best efforts to obtain confidential treatment for any Confidential Information that is so disclosed.

5.5  Exceptions
     The provisions of this Section 5 shall not apply to any information that can be shown by documented evidence: (i) to be publicly available without breach of this Agreement; (ii) to have been known to either party at the time of its receipt from the other party; (iii) to have been rightfully received from a third party who did not acquire or disclose such information by a wrongful or tortuous act; (iv) to have been independently developed by either party without access to any Confidential Information; or (v) to have been approved for release by either party in writing.

5.6  Ownership of Confidential Information
     All Confidential Information shall remain the exclusive property of the BUYER or the SUPPLIER respectively and the other party shall have no rights, by license or otherwise, to use the Confidential Information except as expressly provided herein.

5.7  Return of Confidential Information
     Each party shall promptly return all tangible material embodying the other party's Confidential Information (in any form and including, without limitation, all summaries, copies, and excerpts of Confidential Information) upon any expiration or termination of this Agreement or upon the other party's written request.

5.8  Injunctive Relief
     Each of SUPPLIER and BUYER hereby acknowledges and agrees that (i) the provisions and restrictions contained in this Section 5 are reasonable and necessary for protection of the legitimate interests of the parties hereto;
     (ii) neither SUPPLIER nor BUYER would have entered into this Agreement in the absence of such provisions and restrictions; and (iii) any violation of any provision of this Section 5 by a party hereto or such party's Representatives may result in irreparable injury to the other party, which injury may be inadequately compensable in monetary damages. Accordingly, the parties hereby acknowledge and agree that each of SUPPLIER AND

BUYER shall be entitled to seek preliminary and/or permanent injunctive relief from the other party for any violation or threatened violation of this Section 5 by such other party or by such other party's Representatives, without the necessity of proving actual damages or posting any bond

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or other security. The rights and remedies of each party under this Section 5.8 shall be cumulative and in addition to any other rights or remedies to which the such party may be entitled under this Agreement, at law or in equity.

SECTION 6. WARRANTEES

6.1 Each party represents and warrants to the other that they have and will continue to maintain all necessary licenses, permits or approvals required under this Agreement in each and every jurisdiction having authority over the services provided under this Agreement.

6.2 Each party represents and warrants that it shall (a) comply with all international, federal, provincial, state, and local laws, ordinances, regulations, and, orders (including, without limitation, all laws, ordinances, regulations, and orders related to telephone communications with consumers and businesses) with respect to its performance of the Services, (b) file all reports relating to the Services (including, without limitation, tax returns), (c) pay all filing fees and federal, provincial, state, and local taxes applicable to each party's respective business as the same shall become due, and (d) pay all amounts required under local, state, provincial and federal workers' compensation acts, disability benefit acts, unemployment insurance acts, and other employee benefit acts when due.

6.3 Each of SUPPLIER and BUYER represents and warrants to the other that (i) this Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as such enforceability may be limited by bankruptcy laws and other similar laws affecting creditors' rights generally and by general principles of equity; (ii) the execution, delivery and performance of this Agreement by such party does not and will not conflict with or constitute a breach or default under its charter documents, or any agreement, contract, commitment or instrument to which it is a party, or the requirements of any governmental or regulatory authority; and (iii) such party has the full and unencumbered right, power and authority to enter into this Agreement and to otherwise carry out its obligations hereunder.

SECTION 7. INDEMNIFICATION

7.1 The undersigned BUYER does hereby indemnify, defend, and save harmless SUPPLIER and its subsidiaries, affiliates, shareholders, officers, directors and employees from any and all loss or liability arising from any and all complaints, claims or legal actions, in any way resulting from or allegedly resulting from any products or services of the BUYER or its clients, and BUYER shall assume full responsibility for, and handling of, any such complaint, claim or legal action as well as for payment of all expenses, costs, counsel fees, judgment and/or settlements thereby incurred, except to the extent that such complaint, claim or legal action, costs, counsel fees, judgment or settlements result from or arise out of a negligent act of commission or omission or willful misconduct by SUPPLIER, its agents and/or its employees. SUPPLIER shall notify BUYER promptly of any complaint, claim or legal actions and shall cooperate in any defense. SUPPLIER agrees that BUYER shall have sole control over such defense, including but not limited to retaining counsel and all offers of settlement.

     7.2 SUPPLIER does hereby indemnify, defend, and save harmless BUYER and its subsidiaries, affiliates, shareholders, officers, directors and employees from any and all loss or liability arising from any and all complaints, claims or legal actions, which may result or arise out of SUPPLIER's performance under this Agreement, and SUPPLIER shall assume full responsibility for, and

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     handling of, any such complaint, claim or legal action as well as for payment of all expenses, costs, counsel fees, judgment and/or settlements thereby incurred, except to the extent that such complaint, claim or legal action, costs, counsel fees, judgment or settlements result from or arise out of a negligent act of commission or omission or willful misconduct by BUYER, its agents and/or its employees. BUYER shall notify SUPPLIER promptly of any complaint, claim or legal actions and shall cooperate in any defense. BUYER agrees that SUPPLIER shall have sole control over such defense, *including but not limited to retaining counsel and all offers of settlement.

SECTION 8. DISCLAIMERS; LIMITATIONS OF LIABILITY

8.1 EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, SUPPLIER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, IN FACT OR AT LAW, WITH RESPECT TO THE SERVICES AND SUPPLEMENTAL SERVICES PROVIDED OR TO BE PROVIDED BY SUPPLIER HEREUNDER, INCLUDING WITHOUT LIMITATION ANY REPRESENTATIONS OR WARRANTIES CONCERNING THE COMPLETENESS OR ACCURACY OF ANY INFORMATION RECORDED, PROCESSED OR TRANSMITTED BY SUPPLIER. EXCEPT FOR SUPPLIER'S INDEMNIFICATION OBLIGATION UNDER SECTION 7.2 ABOVE, BUYER'S SOLE REMEDY AND SUPPLIER'S SOLE RESPONSIBILITY WITH RESPECT TO ANY ERRORS OR OMISSIONS IN INFORMATION TRANSMITTED BY SUPPLIER SHALL BE LIMITED TO CORRECTION OF SUCH ERRORS OR OMISSIONS AND RETRANSMISSION OF THE CORRECTED INFORMATION AT NO ADDITIONAL EXPENSE TO BUYER.

8.2 EXCEPT FOR THE PARTIES' INDEMNIFICATION OBLIGATIONS UNDER SECTION 7 ABOVE, OR AS OTHERWISE EXPRESSLY PROVIDED HEREIN, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING WITHOUT LIMITATION LOST PROFITS, LOST SAVINGS, LOST FUTURE EARNINGS AND LOST ECONOMIC ADVANTAGE) SUFFERED OR INCURRED BY SUCH OTHER PARTY OR ANY THIRD PARTY IN CONNECTION WITH THIS AGREEMENT OR PERFORMANCE OR NONPERFORMANCE HEREUNDER, EVEN IF SUCH PARTY HAS BEEN ADVISED, KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

8.3 EXCEPT FOR SUPPLIER'S INDEMNIFICATION OBLIGATION UNDER SECTION 7.2 ABOVE, SUPPLIER'S LIABILITY TO BUYER OR TO ANY THIRD PARTY IN CONNECTION WITH THIS AGREEMENT OR PERFORMANCE OR NONPERFORMANCE HEREUNDER SHALL NOT EXCEED THE AMOUNT ACTUALLY PAID BY BUYER FOR SERVICES AND/OR SUPPLEMENTAL SERVICES DURING THE THREE-MONTH PERIOD IMMEDIATELY PRECEDING THE DATE ON WHICH BUYER'S OR SUCH THIRD PARTY'S CLAIM OR CAUSE OF ACTION AGAINST SUPPLIER FIRST ACCRUED.

8.4 NO ACTION ARISING OUT OF THIS AGREEMENT OR PERFORMANCE OR NONPERFORMANCE HEREUNDER, WHETHER GROUNDED IN BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, MAY BE BROUGHT BY EITHER PARTY HERETO MORE THAN TWO YEARS FOLLOWING THE DATE ON WHICH THE CAUSE OF ACTION HAS

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     FIRST ARISEN.

8.5 The parties hereto acknowledge and agree that the foregoing disclaimers and limitations of liability represent bargained for allocations of risk, and that the pricing and other terms and conditions of this Agreement reflect such allocations of risk.

SECTION 9. FINANCIAL TERMS

Pricing is based on the complexity, duration, type and volume of services required. Specific prices for each program are included in the respective exhibits attached hereto.

9.1 During the term of this Agreement, SUPPLIER will invoice BUYER 30 days prior to the due date for the included services and related expenses according to the amounts set forth in Pricing - Exhibit "C".

     9.2 Supplemental Services shall be invoiced monthly as such Supplemental Services are provided.

     9.3 SUPPLIER will provide BUYER with invoices for Services, Supplemental Services and other amounts payable to SUPPLIER hereunder on a monthly basis. All such invoices shall be due and payable upon receipt thereof by BUYER. Undisputed balances not paid within thirty days following BUYER's receipt thereof shall bear interest, compounded daily, at a rate per annum equal to three percent (3%) plus the Prime Rate as publicly announced by Summit Bancorp, Princeton, New Jersey, or its successor in interest, on the first business day immediately following the Effective Date. This interest rate shall be adjusted effective on the first business day of each and every succeeding week until the outstanding balance and all interest accrued therein is paid in full.

     9.4 On May 1 of each calendar year (excluding the calendar year of the Effective Date), the amounts set forth in Pricing - Schedule "C" shall be increased by a percentage equal to the percentage, if any, by which the CPI (hereinafter defined) published for January of such calendar year exceeds the CPI published for January of the preceding calendar year. Upon each such adjustment, the amounts set forth in Pricing - Schedule "C" shall be the amounts applicable to all Services performed on or after the date of such adjustment and shall remain in effect until such amounts are further adjusted in accordance with the foregoing sentence. As used herein, CPI means the Canadian "Consumer Price Index", "annual average all-items indexes" as published by Statistics Canada for the Saint John area.

     9.5 Currency Adjustment: All payments shall be in U.S. Dollars, The SUPPLIER rate schedule for services, Pricing - Exhibit "C", will be adjusted at six (6) month intervals to reflect changes 'in the currency exchange rate, between the Canadian Dollar and the US Dollar, during the term of this Agreement. The exchange rate between the currencies [the exchange rate between the Canadian Dollar and the US Dollar] will initially be set to the rate in effect on January 1, 1999 as published in the Wall Street Journal for such date [the "Initial Exchange Rate"]. On each subsequent July I and January I ["Calculation Date(s)"], the Initial Exchange will be reviewed and an exchange rate will be set for such Calculation Date. If the exchange rate on a Calculation Date varies more than two percent [2%] from the Initial Exchange Rate then Pricing - Exhibit "C" will be adjusted by the amount above or below the Initial Exchange Rate and the adjusted Pricing - Exhibit "C" will be effective on such Calculation Date until the next Calculation Date.

          The rate used in setting the January 1, 1999 Exchange Rate and subsequent exchange rates on Calculation Dates is the spot rate in the Wall Street Journal effective as of 4:OOPM E.S.T. for such

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     date. The Wall Street Journal published exchange rates represent the interbank rate used for transactions of One Million Dollars [$1,000,000] or greater. If the Wall Street Journal is not published on such date, then the effective date for such spot rate shall be the next subsequent day that the Wall Street Journal publishes the data.

     In the event that adjustments made pursuant to this section 9.5 result in the pricing set forth in Exhibit C to increase by more than an aggregate of ten percent (10%), BUYER shall have the right to terminate this Agreement upon giving SUPPLIER sixty (60) days prior written notice; provided, however, that in order to be entitled to exercise such right, BUYER must give such written notice within thirty (30) days after being informed by SUPPLIER of the price adjustment which first gives rise to such right.

9.6 The obligation of BUYER to pay for services rendered in accordance with the terms and conditions of this Agreement shall survive the termination of this Agreement for any reason.

SECTION 10. SERVICE ENHANCEMENT REQUEST

10.1 BUYER may request changes to, modifications of, and work in addition to that identified pursuant to Exhibit A by submitting a written Service Enhancement Request to SUPPLIER from time to time during the term of this Agreement. SUPPLIER shall have the right to accept or reject the BUYER's Service Enhancement Request, in its sole discretion; however, SUPPLIER will accept reasonable requests from BUYER. SUPPLIER shall not unreasonably withhold such acceptance or rejection. Upon the approval of a Service Enhancement Request by SUPPLIER, the amount to be paid SUPPLIER under this Agreement and the time of performance shall be adjusted as specified in the Service Enhancement Request. All such work shall be executed under the terms and conditions specified in this Agreement and each approved Service Enhancement Request Form - Exhibit "D". will be appended to this Agreement.

SECTION 11. COOPERATION

11.1 The parties acknowledge and agree that performance under this Agreement will require the continued definition and setting of priorities, the balancing of competing 'tasks and schedules, and the adjustment of priorities over different tasks and different schedules. The parties will periodically define in writing, and mutually agree the activities, schedules, and deliverables and relative priorities with respect thereto, during the term of this Agreement.

11.2 SUPPLIER shall be excused from meeting Performance Objectives if and to the extent that any such failure is properly attributable to the delay or failure of BUYER to perform its obligations hereunder to provide equipment, services or information to SUPPLIER. This includes, but is not limited to, BUYER forecasting to within +/- 10%, anticipated call volumes under the attached Scope of Services - Exhibit "A".

SECTION 12. RIGHT TO USE OTHER PARTY'S NAME

12.1 Each party grants to the other party the right to use the other party's name in government filings without the necessity of obtaining the other party's approval for such use. Neither party will use the

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     other party's name in a press release or other public announcement without the other party's prior written consent, such consent not to be unreasonably withheld or delayed.

SECTION 13. ASSIGNMENT

13.1 This Agreement shall not be assigned by either the BUYER or SUPPLIER, except to a purchaser all or substantially all of the stock or assets of the assigning party provided such purchaser agrees writing to comply with the terms and conditions of this Agreement and provided further that such purchaser has a net worth equal to or greater than that of BUYER at such time, without the express prior written consent of the other party, and this Agreement shall be binding upon and inure to benefit of the parties and their respective successors and assigns.

SECTION 14. TERMINATION

14.1 This Agreement may be terminated in the following instances; such termination shall be a termination for cause:

     a) By either party, to the extent permitted under applicable law, if the other ceases to function as a going concern, becomes insolvent, makes an assignment for the benefit of creditors, files a petition in bankruptcy, permits a petition in the bankruptcy to be filed against it and such petition is not dismissed within sixty (60) days of filing, or admits in writing its inability to pay its debts as they mature, or if a receiver is appointed over a substantial part of its assets;

     b) By either party by reason of any other material breach of this Agreement by other party which breach has not been remedied or cured after at least (90) days written notice delivered by the aggrieved party to the other party;

     c) By SUPPLIER for BUYER's failure to pay any amounts or other charges within sixty (60) days from the payment due date, it being understood by SUPPLIER that BUYER may elect to make payment to SUPPLIER with an express reservation of rights to assure continued performance by SUPPLIER under this Agreement pending resolution of any disputes.

14.2 If BUYER terminates this Agreement for any reason, BUYER shall pay to SUPPLIER the following:

     a) All amounts due (subject to monthly minimums, if applicable) for properly completed services received by BUYER in accordance with the Scope of Services - Exhibit "A"; plus,

     b) All costs and expenses incurred by SUPPLIER on behalf of BUYER up to the date of termination including, but not limited to, telemarketing representative training, applicable data processing costs, program development time, and third party services.

14.3 Each set of exhibits, attached to this Agreement, define a unique set of conditions for SUPPLER and for BUYER [see Section 3.21. The BUYER may, upon written notice specified in Exhibit "A", terminate work associated with a particular set of exhibits if BUYER's Client [named in the exhibits] cancels its agreement with BUYER for the work outlined in the exhibits.

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SECTION 15. INFORMAL DISPUTE RESOLUTION

15.1 Prior to the initiation of arbitration pursuant to Section 16, the parties shall first attempt to resolve their dispute informally as follows:

a) Upon the written request of a Party, each Party shall appoint a designated representative who does not devote substantially all of his or her time to performance under this Agreement, whose task it will be to meet for the purpose of endeavoring to resolve such dispute.

b) The designated representatives shall meet as often as they reasonably deem necessary for each Party to gather and furnish to the other all information with respect to the matter in issue which Parties believe to be appropriate and germane in connection with its resolution. The representatives shall discuss the problem and attempt to resolve the dispute without necessity of any formal proceeding.

c) During the course of discussion, all reasonable requests made by one Party to another for nonprivileged information, reasonably related to this Agreement, shall be honored in order that each of the Parties may be fully advised of the other's position.

d) The specific format for the discussions shall be left to the discretion of the designated representatives, but may include the preparation of agreed-upon statements of fact or written statements of position.

e) Arbitration for the resolution of a dispute shall not be commenced until the earlier of

     i) the designated representatives concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

     ii) thirty (30) days after the initial written request to appoint a designated representative pursuant to Paragraph (a) above [this period shall be deemed to run notwithstanding any claim that the process described in this Section 15. 1, subparagraph a), was not followed].

15.2 This Section 15 shall not be construed to prevent a Party from instituting, and a Party is authorized to institute, arbitration earlier than prescribed in Subparagraph 15.1 to (i) avoid the application of any applicable limitations period, (ii) preserve a superior position with respect to other creditors, or (iii) seek immediate injunctive relief

SECTION 16. ARBITRATION

16.1 Whenever either party shall decide to institute arbitration with respect to a dispute concerning this Agreement or the satisfaction of any term or condition this Agreement, such party shall provide written notice thereof to the other party hereto. Thereupon, the parties hereto shall abide by the provisions of this Section 16 concerning such arbitration. Arbitration is not applicable to disputes under Section 5 or Section 7 of this Agreement.

16.2 Except as modified by this Section 16, the proceedings shall be conducted under the rules of the American Arbitration Association. The arbitration shall be conducted before a single arbitrator having appropriate knowledge and experience in handling commercial disputes. The arbitrator shall be appointed jointly by the parties hereto within 30 days following the date on which the arbitration

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     is instituted. If the parties are unable to agree upon the arbitrator within said 30-day period, the American Arbitration Association shall be instructed to choose the arbitrator within 15 days thereafter. None of the arbitrators shall have any past or present relationship with or interest in the parties to this Agreement or their affiliates. The arbitration proceeding shall be conducted in Philadelphia, Pennsylvania and all decisions of the American Arbitration Association shall be rendered by its Philadelphia Office.

16.3 Except as modified by this Section 16.3, the arbitration shall be conducted in accordance with, and the arbitrators shall be bound by, the Federal Rules of Civil Procedure and the Federal Rules of Evidence then in effect. Unless the arbitrators for good cause determine otherwise, the following modifications to such rules shall apply:

     a. Neither party shall be entitled to conduct depositions of party or non- party witnesses,

     b. All requests for discovery shall be submitted to the other party hereto within 30 days following the date that the arbitrator is appointed in accordance with Section 16.2 above,

     c. All responses to discovery requests shall be provided to the requesting party within 60 days following the date that the arbitrator is appointed in accordance with Section 16.2 above,

     d. The arbitration proceeding shall be conducted within 120 days following the date that the arbitrator is appointed in accordance with
          Section 16.2 above, and

16.4 Unless the parties mutually agree otherwise, the arbitrators shall be instructed to issue their award within 30 days following the date on which the arbitration proceeding is concluded. The arbitrators shall have the authority to grant specific performance, but shall not be authorized to award punitive or exemplary damages. Unless the arbitrators for good cause determine otherwise, each party hereto shall bear one-half of the fees and expenses of the arbitrators and each party hereto shall bear its own costs and attorneys' fees in connection with the arbitration.

16.5 Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made by either party with respect to any dispute, claim or other matter after the date on which litigation based on such dispute, claim or other matter would be barred by the applicable statute of limitations.

SECTION 17. RELATIONSHIP

17.1 Nothing contained herein shall be construed to create the relationship of employer and employee between SUPPLIER and BUYER or between BUYER and any of SUPPLIER's employees or agents. It is the express intent of the parties hereto that SUPPLIER is not an employee of BUYER for any purpose, but is an independent contractor for all purposes and in all situations. SUPPLIER and SUPPLIER's employees shall not represent that they are employees of BUYER, or shall they in any manner hold themselves out to be employees of BUYER,

17.2 Neither party shall have the right to enter into any Agreement or commitment in the name of or on the behalf of the other, or to bind the other in any respect whatsoever, unless specifically authorized in writing by the other.

Confidential                     10                      07/29/99
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SECTION 18. NON-SOLICITATION OF EMPLOYEES

18.1 During the initial term and any renewal term of this Agreement, and for a period of one year following the expiration or termination of this Agreement, neither party hereto, nor any related or affiliated organization over which such party has control, shall solicit for hiring (other than through advertisements directed to the general public), offer to hire, or *in any way employ or compensate (i) any current employee of the other party hereto, or (11) any person who has been employed by the other party hereto at any time during the immediately preceding six-month period, except with the prior written consent of such other party. Notwithstanding the foregoing sentence, neither party hereto shall be restricted from soliciting for hiring, offering to hire, employing and/or compensating any former employee of the other party if the former employee's employment with such other party was terminated by such other party.

18.2 Both parties hereby acknowledge and agree that (i) the provisions and restrictions contained in this Section 18 are reasonable and necessary for protection of the legitimate interests of the parties hereto; (ii) neither party would have entered into this Agreement in the absence of such provisions and restrictions; and (iii) any violation of any provision of this Section 18 by a party hereto or any related or affiliated organization over which such party has control may result in irreparable injury to the other party, which injury may be inadequately compensable in monetary damages. Accordingly, the parties hereby acknowledge and agree that each party shall be entitled to seek preliminary and/or permanent injunctive relief from the other party for any violation or threatened violation of this Section 18 by such other party or by any related or affiliated organization over which such party has control, without the necessity of proving actual damages or posting any bond or other security. The rights and remedies of each party under this Section 18.2 shall be cumulative and in addition to any other rights or remedies to which such party may be entitled under this Agreement, at law or in equity.

SECTION 19. INSURANCE

19.1 SUPPLIER, at its expense, shall secure and maintain at all times during SUPPLIER's performance of Services or Supplemental Services under this
     Agreement: (i) workers' compensation insurance coverage in such amounts as are required by the laws of the Commonwealth of Pennsylvania; and (1i) comprehensive general liability insurance coverage having a combined bodily injury, loss of life and property damage limit of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate.

19.2 Upon BUYER's written request and at BUYER's cost and expense, SUPPLIER shall provide BUYER with Certificates of insurance evidencing that SUPPLIER possesses the insurance required under this Section 19.

SECTION 20. GOVERNING LAW AND RELATED MATTERS

20.1 This Agreement shall be construed in all respects under the laws of the Commonwealth of Pennsylvania, without regard to Pennsylvania's principles governing conflicts of law. If any part of this Agreement shall be held to be void or unenforceable, such part will be treated as severable, leaving valid the remainder of this Agreement notwithstanding the part or parts found to be void or unenforceable.

Confidential                     11                      07/29/99
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20.2 Subject to the provisions of Sections 15 and 16 above, litigation with respect to this Agreement may be brought in the courts of the Commonwealth of Pennsylvania or of the United States District Court for the Eastern District of Pennsylvania, and, by execution and delivery of this Agreement, each of the parties hereto hereby irrevocably accepts the nonexclusive Jurisdiction of the aforesaid courts. Each of the parties hereto hereby further irrevocably waives any claim that any such court lacks jurisdiction over it, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement brought in any of the aforesaid courts, that any such court lacks jurisdiction over it.

20.3 Each of the parties hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in Section 21.2 and hereby further irrevocably waives and agrees not to plead or claim 'in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

20.4 Each of the parties hereto hereby irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to, or to the care of, such party, at its address for notices as set forth in Section 23 below, such service to become effective 30 days after such mailing. Each of the parties hereto hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder that service of process was in any way invalid or ineffective. Nothing herein shall limit the rights of the parties hereto to serve process in any other manner permitted by law.

SECTION 21. GENERAL

21.1 Audit. Upon five (5) business days prior written notice to SUPPLIER, and during regular business hours, BUYER shall have the right to audit, examine, and copy any record of SUPPLIER that is related in any way to SUPPLIER's service level and billing performance of this Agreement.

21.2 Modifications. This Agreement can only be modified by a written Agreement duly signed by the persons authorized to sign agreements on behalf of SUPPLIER and of BUYER.

21.3 Severability of Provisions. If any provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or be impaired thereby.

21.4 Limitations. No action, other than an action for non-payment, regardless of form arising out of this Agreement may be brought by either party hereto more than two (2) years after the cause of action has arisen.

21.5 Waivers. A waiver of a breach or default under this Agreement shall not be a waiver of any other or subsequent breach or default. The failure or delay by either party in enforcing compliance with any term or condition of this Agreement shall not constitute a waiver of such term or condition unless such term or condition is expressly waived in writing.

21.6 Force Majeure. Either party's failure to perform any of its obligations hereunder, except for the obligation to pay monies when due hereunder, shall be excused and shall not give rise to any claims for damages to the extent it is caused by an event or occurrence beyond the reasonable control of such party including, but not limited to, war, embargoes, government restrictions, riots, severe

Confidential                     12                      07/29/99
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     weather or storms, floods, earthquakes, natural disasters, or other Acts of
     God, strikes, power failures, power interruptions, nuclear or other civil or military emergencies, or telecommunications or equipment failures or interruptions caused by suppliers.

21.7 Captions. Captions contained in this Agreement are for reference purposes only and do not constitute part of this Agreement.

21.8 Notices. All notices which are required to be given or submitted pursuant to this Agreement shall be in writing and shall be sent by registered or certified mail, return receipt requested, to the address set forth below or to such other address as SUPPLIER or BUYER may from time to time designate by written notice delivered in accordance with this Section.

        Address for notices to BUYER:        Address for notices to SUPPLIER:
        Boston Communications Group, Inc.    ICT Group, Inc.
        100 Sylvan Road, Suite 100           800 Town Center Drive
        Woburn, MA, 01801                    Langhorne, PA 19047
        Attention: General Counsel           Attention: Chief Financial Officer

21.9 Authority: Each party represents that it has full power and authority to enter into and perform this Agreement, and the person signing this Agreement on behalf of it has been properly authorized and empowered to enter into this Agreement.

SECTION 22. ENTIRE AGREEMENT

22.1 This Agreement together with the Schedules hereto constitutes the entire agreement between the parties hereto with respect to subject matter hereof and thereof This Agreement and the Schedules hereto supersede all prior or simultaneous representations, discussions, negotiations, letters, proposals, agreements and understandings between the parties hereto with respect to the subject matter hereof and thereof, whether written or oral. If there is any inconsistency or conflict between the provisions of the main body of this Agreement and the provisions of any Schedule hereto, the provisions of the main body of this Agreement shall be controlling and shall govern,

CELLULAR EXPRESS, INC., D/B/A
BOSTON COMMUNICATIONS GROUP, INC.              ICT GROUP, INC.
--------------------------------

ACCEPTED BY: Jerry Confer                      ACCEPTED BY: John D. Campbell

TITLE: Vice President/ General Manager         TITLE: President--ICT Group Sales

SIGNATURE: /s/ Jerry Confer                    SIGNATURE:  /s/ John D Cambell

Date: 7/30/99                                  Date: 8/4/99

Confidential                     13                      07/29/99
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                                   EXHIBIT "A"
                                SCOPE OF SERVICES
                              BELL ATLANTIC MOBILE

 0-7

GENERAL OVERVIEW: SUPPLIER will recruit, screen, hire and train a dedicated team
-----------------
of Customer Service Representatives (CSR's) for BUYER's inbound Customer Service calls. Initially the calls will be related to prepaid cellular service 'including balance inquiry, recharging, and billing inquiry and general information. The work will be performed at SUPPLIER's call center located in Riverview, New Brunswick, Canada. First live calls will arrive on Monday, February 1, 1999.

During the term of this Agreement, so long as BUYER has a contract with Bell Atlantic Mobile to handle customer service calls, BUYER will continue to utilize the services of SUPPLIER in the handling of all such calls. In the event that BUYER's contract with Bell Atlantic Mobile to handle customer service calls is terminated, then BUYER may terminate the provision of services by SUPPLER to BUYER for the customer service calls of Bell Atlantic Mobile upon 60 days prior written notice to SUPPLIER, and BUYER shall have no obligation to make any payment to SUPPLIER, including without limitation, any penalty, termination charge, damages or minimum monthly billing charge except those charges due for services rendered through the effective date of termination.

Notwithstanding the provisions of Section 14.1(b) of the Agreement to which this Exhibit A is attached, in the event that SUPPLIER is completely unable to perform the services for BUYER Described in this Exhibit A due to an "Equipment and Facilities Failure" (as defined herein) of Equipment and Facilities provided by SUPPLIER, and fails to restore the performance of such services within thirty
(30) days after receipt of written notice from BUYER, then BUYER may terminate the program described herein without any further obligation to SUPPLIER. For purposes of this Agreement, an "Equipment and Facilities Failure" shall mean (a) a loss of electrical power, (b) a loss of telephone communications, (c) a failure of computer of telephone equipment to function properly and/or, (d) loss of use of the physical facility.

RECRUITING:  SUPPLIER will use the BUYER's CSR Profile to screen and select
----------
CSR's. The BUYER may provide SUPPLIER with testing tools to use during the interview. SUPPLIER will use such tools, provided they are within the limits of all relevant government entities, to conform to the BUYER's standard. The BUYER may review the selected CSRs in advance of training and the BUYER may, at that time, remove CSRs that do not meet their qualifications for initial hiring.

SUPPLIER will recruit English and when requested, bilingual CSRs. The BUYER will specify the number of each type at least 45 days in advance so that SUPPLIER will have sufficient time to screen and select the required CSRs. The BUYER or their representative may test the selected CSRs for their special language skills. The BUYER may remove CSRs that do not meet their qualifications for special language skills. SUPPLIER and BUYER will agree on a standard evaluation form, which BUYER will complete for each CSR removed, documenting why that CSR did not meet BUYER qualifications.

SUPPLIER will require a limited criminal background check on all selected CSRs to inspect for a history of fraud or credit card misuse.

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TRAINING: BUYER's trainers will provide CSR training on-site in Riverview until
--------
SUPPLIER trainers and at least one (1) SUPPLIER Supervisor have completed two training sessions with BUYER's trainers. SUPPLIER trainers will thereafter train the CSR staff. The BUYER provided training period would continue for two complete training sessions for each Bell Atlantic Mobile program.

The BUYER will be billed for the initial CSR program training period and for any CSR program training that might be required by a BUYER initiated program change.

The BUYER will not be billed for any training required as a result of CSR attrition at any time.

If training must be conducted off-site from Riverview, the BUYER will pay travel and living expenses for the SUPPLIER staff during the training,

CONTINOUS TRAINING: SUPPLIER will provide one (1) hour of billable refresher
------------------
training per CSR per month.

SUPPLIER will adopt BUYER's [Zenger Miller] Supervisor Development Program. SUPPLIER agrees, within 180 days of executing this agreement, to have one (1) Trainer or Supervisor within the Riverview call center certified on Zenger Miller at SUPPLIER's expense. SUPPLIER's certified Trainer or Supervisor will then train SUPPLIER's other Trainers and Supervisors It is expected that this development program will be an on-going activity and will consume less than 3.5% of the supervisor's work activity on an annual basis.

LD CARRIER: BUYER will select and directly contract with [pay access and usage
-----------
charges] the IXC of their choice who will provide inbound call transport services.

QUALITY ASSURANCE: SUPPLIER supervisors or QA department will monitor at least
------------------
two inbound calls per agent per week. These calls will be rated and scored using a format and criteria provided by the BUYER.

The BUYER will have remote access to SUPPLIER's ACD in order to monitor calls.

SUPPLIER and BUYER agree to comply with all legal requirements regarding the monitoring and taping of calls.

Upon both party's signing a separate letter agreement covering BUYER's volume commitment, SUPPLIER will proceed to purchase and arrange for installation of the "NICE Universe version 4" quality monitoring system, identified in Systems Platform & Network Arrangements - Exhibit "E", as requested by BUYER

HOURS OF COVERAGE: SUPPLIER will operate the BUYER's program 24 hours per day, 7
-----------------
days per week, 52 weeks per year.

ASPECT: Equipped with Producer / Director capabilities and Report Writer. BUYER
-------
will have access to Director terminal screens related to BUYER'S programs.

REPORTS: SUPPLIER will e-mail reports according to a BUYER defined schedule
-------

The BUYER will supply Aspect ACD custom report templates to SUPPLIER. SUPPLIER will run and

Confidential                     15                      07/29/99
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deliver said reports to BUYER according to agreed upon BUYER defined schedule.
SUPPLIER will also run standard Aspect reports, as agreed upon, when requested or as scheduled by the BUYER. Custom reports can be developed upon request at programming rates listed in Pricing - Exhibit "C".

SUPPLIER will supply a monthly breakdown of Payroll Hours by CSR which, at minimum, will include Aspect Log-on hours and training hours.

SYSTEMS & NETWORK: Detailed in the attached Systems Platform & Network
-------------------
Arrangements - Exhibit "E"

SYSTEMS SUPPORT: SUPPLIER agrees to provide one [1] System Administrator, solely
----------------
dedicated to the BUYER, whenever the BUYER's billable monthly purchase of Dedicated CSR time exceeds 22,500 hours.

PROMPT PROBLEM RESOLUTION: Each party agrees to immediately notify the other,
--------------------------
via the Problem Resolution Process - Exhibit "I", of any outstanding issues affecting the program.

SPECIAL REQUIREMENTS:
---------------------

SUPPLIER will supply a dedicated LAN in Riverview to support BUYER's program.

SUPPLIER will purchase and install Routers and LAN ports.

BUYER will pay for all Voice and Data communication facilities. SUPPLIER will assist the BUYER, through a Letter of Agency, to facilitate the delivery of such services to the Riverview facility.

BUYER may have a reasonable number of their employees in the call center during any buildout.

The BUYER will have limited, read only, access to their program data on the Aspect ACD for reporting purposes.

WORKSTATIONS: SUPPLIER will provide 60% - 75% as many workstations [each
-------------
equipped for voice and data] as there are Full Time Equivalent (FTE) CSRs.

SECURITY PLAN: SUPPLIER to provide a plan within first thirty days after start-
--------------
up. The intent of the security plan is to reasonably accommodate the BUYER's concern that access to the PC workstation be restricted to CSRs assigned to the BUYER's program.

Confidential                     16                      07/29/99
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                                   EXHIBIT "B"
                            SERVICE LEVELS & STAFFING
                              BELL ATLANTIC MOBILE

SERVICE OBJECTIVE: 80% of all calls answered within 20 seconds. The 20 second
------------------
threshold is independent of any forced message treatment. Forced message treatment will be added to this metric to arrive at true service levels. SUPPLIER's ability to meet the 80/20 Service Objective depends critically on the accuracy of the BUYER defined Staffing and BUYER provided Call Volume Forecast.

DEDICATED CSRs: SUPPLIER will provide dedicated CSR's who only work on BUYER's
---------------
program, according to the following Table 1:

                         TABLE 1 - PRODUCTION FTE CSR'S
                         ------------------------------



--------------------------------------------------------------------------------


                             Cumulative     CUMULATIVE      TOTAL
                              English       BILINGUAL     PRODUCTION
       Date Range            FTE CSR's      FTE CSR'S     FTE CSR'S
--------------------------------------------------------------------------------

  02/08/99    03/01/99          40                          40

  03/01/99    03/15/99          80             2            82

  03/15/99    04/12/99          95             4            99

  04/12/99    CURRENT          105             6           111
--------------------------------------------------------------------------------


Each FTE CSR represents 150 hours per full calendar month of Dedicated Customer Service Representative time billable to BUYER at the Production rate shown in Pricing - Exhibit "C".

BUYER's FORECAST: Each week the BUYER will supply a rolling 45 -day forecast of the required staffing levels. SUPPLIER and BUYER will then agree to a staffing level in writing via Service Enhancement Request Form - Exhibit "D". SUPPLIER agrees to meet staff increases within 45 days after receipt of the forecast provided the increase is not more than 30 additional CSRs. SUPPLIER will apply best efforts to meet BUYER requirements if the increase is more than 30 CSRs within a 45-day Wine frame.

SUPPLIER will be excused from meeting Service Level Objectives if the actual number of calls received by SUPPLIER deviates more than + 10% from the BUYER forecast supplied 45 days prior to the week in which the calls arrive.

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CENTER MANAGEMENT STAFFING: SUPPLIER will provide and maintain call center staff
--------------------------
as follows:

STAFFING COMIMMENT: SUPPLIER will provide and maintain call center staff as
------------------
follows:

Training Lead -       I Training Lead [shared with other BCG work]
Trainers -            60:1 ratio of CSRs to Trainers / Training Lead [shared
                      with other BCG work]
QA Lead -             I QA Lead [shared with other BCG work]
QA Monitors -         60:1 ratio of CSRs to QA Monitors / QA Lead
Operations Manager -  I Operations Manager [shared with other BCG work]
Floor Supervision -   18:1 ratio of CSRs to Floor Supervisors

QUALITY ASSURANCE STANDARDS: SUPPLIER will adhere to BUYER's standards of
---------------------------
monitoring at least 2 Inbound calls per agent per week.

Confidential                     18                      07/29/99

  Confidential Materials omitted and filed separately with the Securities and
                              Exchange Commission.
                          Asterisks denote omissions.


Riverview MSA

                                   EXHIBIT "C"
                                     PRICING
                              BELL ATLANTIC MOBILE

BILLABLE HOURS: SUPPLIER will bill the BUYER for "Aspect Log-on Hours" for the assigned CSRs. This time will include two 15 -minute breaks per 7.5 -hour workday. Lunch break will not be billed to the BUYER.

If the BUYER requires activity other than handling inbound calls or if the BUYER's processes and procedures require the CSR to engage in substantial non-phone activity, those hours will be billed to the BUYER at the standard rate specified below for Inbound Customer Service.

DEDICATED CUSTOMER SERVICE REPRESENTATIVES: [Notes I - 4]
-------------------------------------------

PRODUCTION RATE:                                 [**]

TRAINING RATE:                                   [**]

SYSTEMS SUPPORT / PROGRAMMING: [Note 5]          [**]

CRIMINAL BACKGROUND CHECK:                       [**]

CUSTOMER SPECIFIED EQUIPMENT :                   [**]

NOTES:
------

1.) All rates are in U.S. Dollars, with a minimum monthly billing equal to 150 hours times the number of FTE CSR's contracted for. Work performed in Canada is subject to currency review / adjustment every 6 months.

     2.) BUYER contracts with, and pays carrier for, all inbound access and usage charges.

     3.) Specialized data / system equipment can supplied by BUYER or priced separately.

     4.)  Data communication links provided by BUYER.

     5.)  When requested by BUYER.

STAFFING PENALTY PROVISION: The BUYER shall receive a credit for any SUPPLIER
---------------------------
failure to deliver at least ninety percent (90%) of the "FTE CSR" staff (on the scheduled "Date Range" as detailed in Table I of Exhibit "B" and/or as mutually agreed to via Service Enhancement Request Form - Exhibit "D"). BUYER may take a credit against the SUPPLIER monthly invoice of one half of one percent (0.5%) for each FTE CSR below the 90% level not available during a calendar month, with a maximum penalty of five percent (5%) in any given calendar month. An FTE CSR is defined as 150 hours of production time.

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CHANGE REQUESTS: All BUYER requested changes [staffing, systems, facilities,
----------------
etc.] must be documented on a Service Enhancement Request Form - Exhibit "D" and approved via authorized signature of both BUYER and by SUPPLIER.



Confidential                     20                      07/29/99
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                                   EXHIBIT "D"
                        SERVICE ENHANCEMENT REQUEST FORM
                        --------------------------------

A.R.______________________(YY-Seq#)         Approved__________________________
                                            Denied ____________________________


REQUESTED BY:_________________________      DATE:______________________________

IMPLEMENTATION DATE: _____/ _____/ _____

PRIORITY:       _____High _____ Med     _____Low
CALL CENTER:    I - Deland       2 - Lakeland      3 - Riverview
                4 - Other (Specify)_____________________________________

SYSTEMS:        I - Facilities        2 - PCs/LAN    3 - NT Servers
                4 - ACD               5 - PBX        6 - Communications
                7 - Other (Specify)_____________________________________
DESCRIPTION

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


IMPACT:
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


________________________________________________________________________________
ESTIMATED COST: $            Plus tax   MAINTENANCE: $_______________
                ------------
             (Attach documentation including on going maintenance)

FINANCIAL RESPONSIBILITY: __________________  I = BCGI  2 = ICT

APPROVED BY BCGI: __________________________  DATE: _____/ _____/ _____

APPROVED BY ICT: ____________________________ DATE: _____/_____/_____

                              Home Office Use Only

EXPENDITURE APPROVED BY: __________________________  DATE: _____/ _____/ _____

PRINT NAME: ______________________________________   TITLE:___________________
________________________________________________________________________________



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                                   EXHIBIT "E"
                     SYSTEMS PLATFORM & NETWORK ARRANGEMENTS
                              BELL ATLANTIC MOBILE

Minimum Desktop Specification:
------------------------------

Processor                   Intel Pentium 11 233MHz
Operating System            Windows NT Workstation 4.0, service pack 4
System RAM                  64 Meg
Hard Drive                  4 Gig
Video RAM                   4 Meg
Network Interface Card
Monitor                     17"
Imaging Software            Drive Image

Minimum ACD Specifications:
---------------------------

  Aspect Call Center 30OR
  Vendor certified Y2K compliant system software
  Thirty-two (32) Voice Ports
  AMC Card -   [coincidental with installation of NICE equipment]
  ISDN PRI ready
  Network InterQ compatible with Release 6 far end systems
  Application Bridge
  Event Bridge
  Realtime Bridge
  Anonymous FTP
  Prime Time Report Software - [BUYER may supply other software at BUYER's option & expense]
  Custom View Suite w/remote network connectivity and dedicated historical reporting station

Minimum Quality Monitoring System Specification:
------------------------------------------------

Upon both party's signing a separate letter agreement covering BUYER's volume commitment, SUPPLIER will proceed to purchase and arrange for installation of the "NICE Universe version 4" quality monitoring system, identified in Systems Platform & Network Arrangements - Exhibit "E", as requested by BUYER

Data Network:
-------------

SUPPLIER will supply an Ethernet 100Mb backbone to the desktop, Cisco 3600 Series Routers, all equipment managed and observed by HP software.

Confidential                     22                     07/29/99
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                                  EXHIBIT "F"
                                BUYER & SUPPLIER
                           PROBLEM RESOLUTION PROCESS

1. Level I: It is the intent of both parties that SUPPLIER's "Center Management" and BUYER's "Account Management" resolve daily Operational Issues. These issues would include but are not limited to: call volume forecasts, enhancement training, performance improvements, staffing and schedules.

     The BUYER Systems Administrator and the BUYER's Technical Operations Manager will resolve daily Technology issues. These issues would include but are not limited to the ACD, agent workstations, network and IVR configurations, etc.

     If immediate agreement is not reached and should the nature of the problem have an immediate impact on the BUYER, the BUYER's customers or pose a substantial financial loss, immediate remedial action will be taken by the Level I management to alleviate the problem. The intent is to minimize any negative effect on the BUYER and customers and/or to reduce any substantial financial loss. Concurrently, the issue will be referred to Level 11 for eventual resolution. The guiding principle should be to prevent any disagreement from affecting the delivery of services to the BUYER and their customers.

2. LEVEL II: A referral to Level II, can be done jointly (preferred) or singly. It is to be done in writing with a brief outline of the issue, the impact on BUYERs or costs and a summation of the reasons for disagreement. The notice is to be delivered via e-mail or fax to the Level II management teams with a voice mail or beeper message informing the Level II teams of an active referral.

The Level II management teams for issues relating to Call Center Operations include the SUPPLIER's Group Vice President and the BUYER's Vice
President/Director responsible for the SA relationship.

The Level II management teams issues relating to Call Center or Information Technology include the SUPPLIER's Group Vice President - Systems and the BUYER's Technical Operations Director,

     Any issue referred to Level II, will be resolved within 48 hours or referred to Level III for review.

     A referral to Level II, will require that the Level II management teams meet (conference call or face to face) within 48 hours of a referral to review the issue and to confirm any interim action taken to alleviate the issue on a temporary basis.

     Any referral to Level II will require a written response outlining the actions to be taken to resolve the conflict. The response will be provided to Level I management teams for implementation.

3. LEVEL III: The Level III management teams are composed of SUPPLIER's - President Management Services and BUYER's VP & GM Teleservices, The intent of both parties is that any issue referred to Level III will be resolved within 48 hours.

A referral to Level III, will require that the Level III management teams meet (conference call or face to face) within 48 hours of a referral to review the issue and to confirm any interim action taken to

Confidential                     23                      07/29/99
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alleviate the issue on a temporary basis. Any referral to Level III will require a written response outlining the actions to be taken to resolve the conflict.
The response will be provided to Level I and II management teams for implementation.

4. Supporting Materials: The SUPPLIER's Level II management team will maintain and distribute to Level I,II and III teams a current contact list for all SUPPLIER and BUYER management personnel involved in Level I, II and 111. The list will provide phone, beeper, fax, e- mail, and cellular and postal address information along with position.

     The SUPPLIER's Level 11 management team will, in conjunction with the BUYER's Level 11 management team, create and maintain a standard format for the escalation and response to issues referred to the Issue Resolution process.

5. Listing of the Level I, II and III Management Teams:
   ----------------------------------------------------

      Level I
      -------
       Operational Issues
             SUPPLIER:              Call Center Manager
             BUYER:                 BUYER Operations Manager

       Technical Issues
            SUPPLIER:               Systems Administrator
            BUYER:                  Technical Operations Manager
      LEVEL II
      --------
       Operational Issues
            SUPPLIER:               VP-Operations, Management Services Division
            BUYER:                  VP/Director

       Technical Issues
            SUPPLIER:               VP- Systems, Management Services Division
            BUYER:                  Technical Operations Director

      Level III
      ---------

            SUPPLIER:               President, Management Services Division
            BUYER:                  VP & GM, Teleservices Division



Confidential                     24                     07/29/99